Exhibit 99.1

Crown Electrokinetics Acquires Amerigen 7

Acquisition Adds Immediate Revenue and $67 million Purchase Order

LOS ANGELES, January 4, 2023 (GLOBE NEWSWIRE) -- Crown Electrokinetics Corp. (NASDAQ: CRKN) (“Crown” or the “Company”), a leading smart glass technology company, today announced it has entered into an asset purchase agreement with Amerigen 7, an emerging leader in the fields of distributed antenna systems and construction of fiber optic infrastructure.

Doug Croxall, Crown Electrokinetics CEO and Chairman stated, “We are pleased to announce the acquisition of Amerigen 7, which will now be renamed Crown Fiber Optics. Crown Fiber Optics will focus on two business initiatives: the design and installation of distributed antenna systems and building the fiber optic infrastructure for Charter Communications. Crown will now have two product categories with which to service our customers, our Smart Window Insert and our Distributed Antenna Systems. Our customers have routinely expressed an interest in solving two problems: the inefficiency of their windows and the inability of 5G signals to penetrate their buildings. Distributed antenna Systems will allow for a stronger cellular signal within buildings and other infrastructure. Crown will now offer both solutions.

“The asset acquisition includes an executed purchase order with Charter Communications for $67 million to build out its fiber optic network in the State of Ohio. We expect to commence work in Ohio in the coming weeks. Additionally, the Crown Fiber Optic division will continue to focus on its existing fiber optic construction in the State of Michigan. Crown Fiber Optics is a prime contractor for Charter Communications in the States of Ohio, Michigan, Indiana, Wisconsin and Pennsylvania. We are anticipating our Crown Fiber Optic division to generate approximately $30 million in revenue in 2023, while generating approximately $10 million in EBITDA.”

Crown will pay $645,000 in cash for substantially all of the assets of Amerigen 7, while assuming certain operating liabilities.

A distributed antenna system, or DAS, is a network of spatially separated antenna nodes connected to a common source via a transport medium that provides wireless service within a geographic area or structure. DAS antenna elevations are generally at or below the clutter level, and node installations are compact.

Amerigen 7 owner and founder Leonardo Perez brings 25 years of successful communications construction and wireless/telecom experience from the ground up, including CM Program/Project Management and Engineering. He has built all phases of communications construction including design, permitting, construction, fiber splicing to test-turn up, integration and maintenance of copper, coax, fiber, macro sites and small cell.

“Our team is excited to be joining Crown at such a high growth stage of our business. We look forward to taking advantage of our existing contracts, along with many others that will now be able to be capitalized upon as part of a public company. Now as a team member of Crown, I look forward to contributing value for the benefit of all shareholders.”

More information, as well as a combined company presentation, on this transaction can be found at our web site www.crownek.com

About Crown Electrokinetics

Crown is a smart glass technology company and the creator of DynamicTint™ We Make Your Glass Smarter™. Originally invented by Hewlett-Packard (HP, Inc.), our technology allows any glass surface to transition between clear and dark in seconds. With applications to a wide array of windows, including commercial buildings, automotive sunroofs, and residential skylights, we partner with leading glass and film manufacturers for mass production and distribution. At the core of our technology is a thin film that is powered by electrically charged pigment which not only replaces common window tints but is also a more sustainable alternative to traditional window treatments. With its unique ability to be retrofitted to existing glass, DynamicTint™ offers myriad benefits related to reducing carbon emissions. The company is supported by a robust patent portfolio. For more info, please visit: www.crownek.com

Safe Harbor Statement:

Statements in this news release may be “forward-looking statements”. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and Crown Electrokinetic Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Crown Electrokinetics Contact:

IR Email: info@crownek.com